UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [ X ]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:

[X]

PRELIMINARY INFORMATION STATEMENT

[   ]

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS

PERMITTED BY RULE 14(C)-5(D)(2))

[   ]

DEFINITIVE INFORMATION STATEMENT

ACTIVEWORLDS CORP.

(Exact name of registrant as specified in its corporate charter)

Commission File No. 001-15819

DELAWARE	13-3883101
(State of Incorporation)	(IRS Employer Identification No.)

40 Wall Street, 58th Floor

New York, NY 10005

 (Address of principal executive offices)

(212) 509-1700

 (Issuer’s telephone number)

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1)	TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
COMMON STOCK, $0.001 PAR VALUE

2)	AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

3)	PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

4)	PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

5)	TOTAL FEE PAID

[ ]	FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ]

CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11 (A) (2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF FILING.

	1)	AMOUNT PREVIOUSLY PAID:
	2)	FORM, SCHEDULE OR REGISTRATION NO.:
	3)	FILING PARTY:
	4)	DATE FILED:

ACTIVEWORLDS CORP.

INFORMATION STATEMENT

Introduction

This Information Statement is being delivered on or about October ____, 2004 to the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Activeworlds Corp. (the “Company”) as of the record date of September 24, 2004 (the “Record Date”). You are receiving this Information Statement in connection with the amendment of our Certificate of Incorporation (the “Certificate”) to increase the authorized shares of Common Stock of the Company.

The amendment to our Certificate was necessary in order to facilitate an impending merger transaction involving the Company. As previously publicly disclosed, on September 9, 2004 we entered into a letter of intent to acquire Hi-G-Tek, Ltd. (“Hi-G-Tek”) in a transaction expected to be treated as a reverse acquisition. In connection with this transaction, we will acquire a Delaware corporation, which will be the parent of Hi-G-Tek, in exchange for 43,183,880 shares of our outstanding Common Stock. This amount of shares together with other shares issued and outstanding would, but for such amendment, exceed the Company’s authorized shares of Common Stock. Thus, in order to consummate this transaction in accordance with the terms contained in the letter of intent, and in order to avoid an over-issuance shares, it was necessary for the Company to increase its authorized shares of Common Stock prior to the closing of the planned merger. For more information concerning such transaction, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on September 14, 2004.

On September 20, 2004, the Board of Directors of the Company approved and unanimously recommended that stockholders approve increasing the authorized shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares.

On October ___, 2004, the holders of the majority of our Common Stock, determined as of the Record Date, executed a written consent to amend our Certificate as described below under “Amendment of Certificate of Incorporation.”

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting Securities and Principal Holders Thereof

Voting Securities of the Company

As of the Record Date, there were 5,317,116 shares of the Company’s Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as of the Record Date concerning the beneficial ownership of our capital stock by each director, each person known by us to be the beneficial owner of at least 5% of any class of our capital stock, and all executive officers and directors as a group.

Name and Address of Beneficial Owners	Number of Shares of Common Stock(1)		Percentage of Class

Sean Deson	500,000	(2)	8.6%
40 Wall Street, 58th Floor
New York, NY 10005

Michael Gardner	2,473,160	(3)	41.8%
40 Wall Street, 58th Floor
New York, NY 10005

Richard F. Noll	416,352		7.8%
95 Parker Street
Newburyport, MA 01950

J.P. McCormick	399,983		7.5%
95 Parker Street
Newburyport, MA 01950

All officers and directors as a group (one person)	500,000		8.6%

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(1)   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our Common Stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.

(2)   Consists of 250,000 shares of Common Stock issuable upon exercise of vested options, and 250,000 shares issuable upon exercise of options which vest on the closing of an acquisition in which control of the Company changes (this would include our planned merger with Hi-G-Tek).

(3)   Includes warrants to purchase 600,000 shares of Common Stock held by Baytree Capital Associates, LLC. of which Mr. Gardner is the managing member. 300,000 of these warrants are exercisable at $1.187 per share, and 300,000 of are exercisable at $0.06 per share. Does not include Common Stock and warrants issued to an entity controlled by Mr. Gardner in connection with the transaction described below.

Amendment of Certificate of Incorporation

As stated on page 1 of this Information Statement, stockholders of the Company owning a majority of its Common Stock signed a written consent to amend the Company’s Certificate.

The only change to the Certificate is to increase the number of authorized shares of Common Stock, $0.001 par value per share, of the Company from 50,000,000 shares to 100,000,000 shares. The amendment increasing the authorized shares of Common Stock will allow the Company to consummate the Company’s impending merger with Hi-G-Tek, and it will also give the Company the flexibility and ability to issue additional shares of Common Stock for other future corporate purposes.

To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights. The increase in authorized capital with respect to the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. As stated above, we believe the increase in capitalization is beneficial to the Company in that it will better enable us to raise capital through future sales of our equity securities, engage in merger and acquisition transactions, and provide compensation for services, and for other corporate purposes.

Effective Date of Amendment

The amendment will become effective upon the filing of the amendment to our Certificate with the Secretary of State of Delaware. The amendment to the Certificate of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the amendment to the Company’s Certificate with the Secretary of State of Delaware. The increase in our authorized shares of Common Stock will thus become effective at the time the Secretary of State of Delaware accepts such filing. We expect to close the Hi-G-Tek merger immediately after the amendment.

Dissenters’ Rights

The holders of our voting securities are not entitled to dissenters’ rights with respect to the amendment to our Certificate.

Financial and Other Information

The financial statements and other financial information required by the Securities and Exchange Commission’s proxy rules are contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, which is hereby incorporated by reference herein.

Dated: October __, 2004	By order of the Board of Directors

/s/ SEAN DESON
Sean Deson, President